Exhibit 26 (g) iii. a. 5.

AMENDMENT to

ALL REINSURANCE AGREEMENTS (open and terminated)

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Effective January 1, 2012, the Amendment Effective Date, the following information regarding the Long Term Care (LTC) Rider will be added to the Accepted Coverages provision in the Agreements:

1.	Effective January 1, 2012 through December 31, 2012, the LTC rider shall be eligible for reinsurance as a rider on the base product for
a.	newly issued Whole Life Legacy 100 policies, and
b.	policies issued after January 1, 2012 the Whole Life Legacy 100 product, regardless of when the original Term or Perm policy was issued.

2.	Effective January 1, 2013 and later, the LTC rider shall be eligible for reinsurance as a rider on the base product for
a.	newly issued policies on any of the five traditional permanent products listed (Whole Life Legacy 100, Limited Pay Whole Life – LP10, Limited Pay Life to Age 65 – LP65, Whole Life Legacy High Early Cash Value and Whole Life Legacy 20 Pay), and
b.	policies issued after January 1, 2013 any of the five traditional permanent products listed above, regardless of when the original Term or Perm policy was issued.

A description of the LTC rider reinsurance coverage is in the attached EXHIBIT I.

This Amendment is meant to apply to reinsurance directly written on products for which the LTC rider is available, as well as to reinsurance on              to products for which the LTC rider is available.

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-25-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-25-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-25-13
Peter G. Ferris
Vice President & Actuary

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Kyle Bauer	Date:	4/23/2013

Print name:	Kyle Bauer

Title:	VP

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Craig E Hanford	Date:	4/23/13

Print name:	Craig E Hanford

Title:	VP

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EXHIBIT 1: Long Term Care Rider

The Long Term Care Rider (LTC) allows             .

1.	If a .

2.	If a

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TABLE A

Sample Life Expectancy After LTC Benefits Paid

[table deleted]

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: September 1, 1998

Coverage: Variable Universal Life /

Effective May 1, 2012, the Amendment Effective Date, Schedule B – Reinsurance Limits of the above-referenced Agreement will be replaced with the attached Schedule B – Reinsurance Limits revising the Ceding Company’s            .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, both parties in duplicate hereby execute this Agreement in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-8-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-8-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-8-13
Peter G. Ferris
Vice President & Actuary

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Kyle Bauer	Date:	4-5-2013

Print name:	Kyle Bauer

Title:	VP

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Jeremy Lane	Date:	4/5/13

Print name:	Jeremy Lane

Title:	VP

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SCHEDULE B: REINSURANCE LIMITS

(Effective May 1, 2012)

1.	BASIS OF REINSURANCE:

:	The Reinsurer shall participate in a pool of reinsurers on a for the first $ insured for eligible . The Reinsurer’s share shall be % on eligible . The Reinsured will retain % on eligible .

:	The reinsurer shall participate in a pool of reinsurers on a for the in the Schedule B attachment below for eligible . The Reinsurer’s share shall be % of the . The Reinsured will retain % of the .

2.	JUMBO LIMIT: $ of Life Insurance

3.	AUTOMATIC BINDING LIMIT: $ of the first $

4.	AUTOMATIC ISSUE LIMIT: $